REGISTRATION NUMBER:

29495-1575-10-VIII-11

THIS IS A JOINT-VENTURE AGREEMENT REACHED BY LA UNIVERSIDAD NACIONAL AUTÓNOMA DE MÉXICO (IN ENGLISH, “THE NATIONAL AUTONOMOUS UNIVERSITY OF MEXICO”), HEREINAFTER CALLED “LA UNAM”, REPRESENTED IN THIS ACTION BY ITS SECRETARY GENERAL, DR. EDUARDO BÁRZANA GARCÍA, WITH THE DIRECTOR OF THE VETERINARY MEDICINE SCHOOL, DR. FRANCISCO JOSÉ TRIGO TAVERA, AND THE ACADEMICIAN AND RESEARCHER OF THE CENTER FOR TRAINING, RESEARCH Y EXPANSION OF HIGH PLATEAU ANIMAL PRODUCTION OF THE VETERINARY MEDICINE SCHOOL, DR. GILBERTO CHÁVEZ GRIS, IN ATTENDANCE; AND APPLIED GENETICS, S. A. DE C. V. (IN ENGLISH, “PUBLIC-JOINT-STOCK-COMPANY”), HEREINAFTER CALLED “APPLIED”, REPRESENTED IN THIS ACTION BY ITS DIRECTOR GENERAL, Dr. ANTONIO MILICI, IN ACCORDANCE WITH THE FOLLOWING TERMS AND PROVISIONS:

DECLARATIONS

I.

“LA UNAM” DECLARES:

1.

That in accordance with Article 1 of its Constitution it is a publicly-owned corporation, a decentralized sub-division of the State endowed with full legal capacity that has the goal of imparting higher education and developing professionals, researchers, university professors, and technicians to serve society, as well as to organize and conduct research, primarily pertaining to the national conditions and problems, and to extend to the highest attainable extent the benefits of the culture.

2.

That the legal representation of this research institution, in accordance with what is set forth in Articles 9 of its Constitution and 30 of its General Statute, is the responsibility of its Rector, Dr. José Narro Robles, who, pursuant to section I of Article 34 of the same Statute, has the ability to delegate the same.

3.

That Dr. Eduardo Bárzana García, in his role as Secretary General, is authorized to sign this Agreement, pursuant to the applicable provisions in the agreement that delegate and distribute responsibilities for the signing of pacts, agreements, contracts, and other consensual instruments of which the University would be a part, published in the UNAM Gazette on January 23, 2003.

4.

That the Veterinary Medicine School, whose chief is Dr. Francisco José Trigo Tavera, is within the University’s constitutional-academic structure, and has the necessary infrastructure and resources to fulfill the goals of this pact.

5.

That, for the purpose of complying with this agreement, it specifies its physical domicile that which is located at the Center for Training, Research, and Expansion of High Plateau Animal Production of the Veterinary Medicine School (C.E.I.E.P.A.A.) in the School of Veterinary Medicine: Km 8.5, Carretera Tequisquiapan-Ezequiel Montes, Tequisquiapan, Querétaro.

6.

That, for the purposes of this instrument, it specifies its legal domicile that which is located on the 9th floor of the Rectory Building, Ciudad Universitaria, Delegación Coyoacán, México, Distrito Federal, C. P. 04510.

I.

“APPLIED” DECLARES:

1.

That it is a Public-Joint-Stock-Company, legally formed in conformity with the laws of Mexico, as confirmed in the Public Registry Number 18,972, dated September 28, 2007, granted before Notary Public Number 85 in the State of Nuevo León, Honorable Enrique Morales Montemayor, and entered into the Public Registry for Property and Commercial Transactions at Commercial Page Number 105866-1, Characters as to the  authenticity of the inscription: 7161fol4d90c.12cf´l5863c8f9flt70d177cd02c, on the 19th day of October, 2008.

1.

That it has as its goal the development of molecular trials for the diagnosis of animal illnesses, as well as the detection of infectious pathogens in food, the development of genetically modified organisms, the fulfillment of all of the actions execution of all of the contracts that are related to said branch.

2.

That Dr. Antonio Milici, in his capacity as its President, possesses the necessary authority to sign this instrument as such authority was given to him pursuant to the granting of such powers in Article Seventeen of the Public Registry Number 18,972, dated September 28, 2007, before Notary Public 85 in the State of Nuevo León, Lic. Enrique Morales Montemayor.

3.

That its legal domicile is located at 173 Avenida Mundial, Parque Industrial JM, en el Municipio de Apodaca, Nuevo León C.P. 66600.

II.

BOTH PARTIES DECLARE:

That, having expounded all of the above, they are both amenable to subject their commitment in accordance with the following:

CLAUSES

FIRST: OBJECTIVE

The purpose of this pact is the collaboration between the parties hereto with the goal of conducting a research Project called: “VALIDATION OF A MOLECULAR SYSTEM VIA PCR IN REAL TIME, TO DETECT THE PRESENCE OF MYCOBACTERIUM PARATUBERCULOSIS EN RUMIANTES”. (BOVINES, OVINES Y CAPRINES).

SECOND. “LA UNAM’S” COMMITMENTS

To facilitate the successful execution of the material objectives of this agreement, “LA UNAM” commits itself to:

a.

Adapt or make suitable the number of samples subject to the protocol, which will include from 100 to 200 blood samples taken from infected animals (bovines, ovines y caprines) and utilized during the course of the research to be conducted.

b.

Develop research, diagnostic testing procedures, and the validation of tests in different studies of Johne’s Syndrome en the laboratory located at the Training, Research, and Expansion of High Plateau Animal Production Center (C.E.I.E.P.A.A.) of the Veterinary Medicine School.

c.

Provide to “APPLIED”, located in Ciudad De Apodaca, Nuevo León, Méjico, samples that are homologous to the samples that will be received by the laboratory at the Training, Research, and Expansion of High Plateau Animal Production Center (C.E.I.E.P.A.A.).

d.

Grant access and facilities to the clinical trials that will be effectuated during the research project, as long as it is in writing so as to not interfere with other activities that are being effectuated at that time.

e.

Deliver the results generated by virtue of this agreement, specifying the times that were expended for each of the tests to be conducted during the entire project.

f.

Utilize specially-trained personnel to fulfill with specificity the activities of this project.

g.

Maintain the necessary flexibility as activities arise during the duration of the Project, as long at it is requested in writing.

h.

Execute the corresponding Donation Contract, pertaining to the equipment indicated in section “b” of the Third Clause herein.

THIRD: “APPLIED’S” COMMITMENTS

For the adequate fulfillment of the purpose of this Agreement, “APPLIED” commits itself to:

a)

Finance the project for a minimum period of 24 months subject to extensions covering the following items:

-Consumables and Reagents.

-Deliver to UNAM the equivalent of three times the minimum monthly salary for México City, as additional remuneration for each technician that participates en the development of the research during the term of the current agreement with respect to that which was established Article 38 del Regulations Over Extraordinary Income of the UNAM.

-Expenses Relating to Field Work.

-Operating Expenses (derived from receipt and delivery of samples).

b)

Donate to “LA UNAM” an ULTRA-FREEZER and a PERKIN ELMER/APPLIED BIOSYSTEM ABI PRISM 7700 SEQUENCE DETECTOR GENEAMP PCR INSTRUMENT SYSTEM.  The former will be delivered no more than 30 days after the signing of this agreement, and the latter no more than 6 months from the date on which this agreement is signed, and the prior use of this equipment is offered for its optimal use in “APPLIED’S” facilities in Apodaca, Nuevo León. This equipment will benefit the adequate development of the Project in the PATHOLOGY AREA OF USEDICO, C.E.I.E.P.A.A., TEQUISQUIAPAN.

c)

“APPLIED” will proceed to effectuate in its facilities the diagnostic testing for Johne’s Syndrome (Paratuberculosis) and, based on that, establish comparative analyses of the results obtained by one party or the other.

d)

Maintain the necessary flexibility consistent with the activities and necessities that will emerge throughout the duration of this Project, as long as it is requested in writing.

e)

Effectuate the expenses stemming from the receipt and delivery of samples.

FOURTH: MANAGING COMMISSION

To facilitate the adequate fulfillment of the material objectives of this instrument, both parties agree to form a Managing Commission, consisting on one representative of each party, and that purpose designate:

For “LA UNAM”, Dr. Gilberto Chávez Gris, Professor in the Pathology Department of USEDICO, C.E.I.E.P.A.A., Tequisquiapan, in the School of Veterinary Medicine, who will serve as the technical liaison between the parties.

For “APPLIED”, Dr. Felipe Antonio Villanueva Zavala, who will serve as the technical/administrative liaison between the parties.

FIFTH:  FUNCTION AND DUTIES OF THE MANAGING COMMISSION

Both parties agree that the aforementioned Managing Commission will have the following duties:

a)

Regulate, supervise, and evaluate the activities of this instrument.

b)

Resolve disagreements that might arise regarding the interpretation and compliance of said instrument.

c)

Take or consider, depending on the circumstances, the pertinent complimentary agreements.

SIXTH: LABOR RELATIONS

The parties agree that personnel provided by each party in furtherance of the fulfillment of this agreement will be deemed to be employed only by the party that hired him or her. Therefore, each party will take responsibility for the conduct of its personnel, and under no circumstances will they be considered co-employers or substitute employers.

SEVENTH:  SOCIAL RESPONSIBILITY

It is expressly agreed that neither party will be civilly liable for damages that could be caused administrative or academic work stoppages, or by acts of God or “force majeure”, or by unforeseeable events by virtue of which they might be blocked from complying with the obligations and objectives stemming from this Agreement.

The parties expressly agree that if one or more instances of force majeure or some unforeseeable event were to occur, and if said instances were to take on such characteristics, or if they were of such severity or permanency, that they were to make it impossible to comply with this Agreement, the Parties should come to an agreement regarding its amendment.

EIGHT: PUBLICATIONS

The researchers that will participate in the work made the subject of this Agreement will be able to publish findings of academic interest stemming from their work, as long as they have the express written authorization from both parties herein, and on the condition that the corresponding contribution of both parties will be recognized.

In the event findings to be published are considered to be of commercial interest, then the researchers cannot move forth to divulge the findings until the technology used for the development of said findings has been duly protected.

NINTH: RIGHTS TO INTELLECTUAL PROPERTY

Both parties agree that findings that could conceivably be protected as being Intellectual and/or Industrial Design Property derived from work fulfilled under this Agreement will belong to the Party whose personnel did the work that is made the subject of publication, giving due recognition to those who participated in its development.  If the achievement was the product of a joint effort, both parties will share the ownership of the corresponding rights.  It is expressly understood that “LA UNAM” will be able to use the obtained results in the activities covered in this Agreement in furtherance of its academic work; and any and all publication stemming from this Agreement will be made from the corresponding information to the General Management of Legal Affairs.

Both parties agree that all of the information compiled for and during the development of this experimental research will be absolutely confidential, and that it will be mutually exchanged between “LA UNAM” y “APPLIED” in writing, graphically, or verbally, including any and all registry data, technical knowledge, experience, standards, methods, tests, test results, design and manufacturing processes, quality control procedures, formulas, designs, packaging, photographs, drawings, sketches, specifications, risk analysis, storage information, computer programs, business forecasts, marketing information, sales and pricing, samples, and any other material that has or includes information relating to the products over the activities of each of the parties.

THE PARTIES agree that any individual who participates in these studies will be subject to this Clause.

“APPLIED” acknowledges that research results can be published, reporting the corresponding findings known to General Management of Legal Affairs, and agrees that “LA UNAM” will have authorization to print the results of the experimental research as part of the understanding. However, “APPLIED” will have received copies of any publication or proposed presentation at least sixty (60) days prior to the time when the publication or proposed presentation is submitted to a newspaper, editor, or other third-party. “APPLIED” will have this sixty (60) day period after receiving the aforementioned copies to object to said presentation or proposed publication, if it contains confidential information belonging to “APPLIED” or to protect the potential registration of any invention described therein.

Any parties that intervene in the effectuation of the research commit and obligate themselves to refrain from divulging any type of information without express written consent of the pertinent counterpart. “APPLIED.”

 ELEVENTH: TERM

This Agreement will take effect from the date on which it is signed, and it will be in force for two (2) years. It is subject to extension for an additional two (2) years, contingent upon an evaluation of the results obtained, and the signing of a written agreement between the parties.

TWELFTH: MODIFICATIONS

This Agreement can be amended or supplemented by mutual consent of the parties, and any such amendments or supplementation would bind the signatories from the date on which they are signed.

THIRTEENTH:  ADVANCE TERMINATION

Either of the parties will be able to terminate this Agreement prior to its lapsing by way of written notice to its counterpart, by delivering such notification with ninety (90) days advance notice.  In such a case, both parties will take steps to avoid damages to each other or third-parties.  In the event of an early termination, “APPLIED” will cover the totality of any distributed costs, and the cost of work completed on behalf of “LA UNAM”.

In the same manner, this Agreement can be deemed terminated due to any breach on the part of either party of any the terms and provisions established herein, or due to circumstances, if this Agreement turns out to be an inefficient way of obtaining the results sought.

The Managing Commission, to which this Agreement refers in the Fourth Clause, will determine the manner and terms of the termination, taking the necessary measures to avoid damages to either party, or to third-parties.

FOURTEENTH: INTERPRETATION AND DISPUTES

Both parties agree that any disputes that might arise regarding the interpretation and fulfillment of this Agreement will be resolved by the Managing Commission to which this Agreement refers in the Fourth Clause.

In the event the Parties were to be unable to amicably come to terms regarding such issues, the Parties agree that these issues will be subjected to the jurisdiction of the Federal Courts of Mexico City, hereby waiving any jurisdictional issues that might arise due to either Party’s present or future residency, or for any other circumstances that might be applicable.

Having read this instrument, and fully understanding its content and scope, the Parties are signing it in quadruplicate en Mexico City, Federal District, on the 15th day of March , 2012.

FOR “LA UNAM”: ___________________________ DR. EDUARDO BÁRZANA GARCÍA, SECRETARY GENERAL	FOR “APPLIED”: ______________________________ DR. ANTONIO MILICI, PRESIDENT
___________________________ DR. FRANCISCO JOSÉ TRIGO TAVERA, DIRECTOR OF THE VETERINARY MEDICINE SCHOOL
___________________________ DR. GILBERTO CHÁVEZ GRIS, PROFESSOR OF PATHOLOGY OF USEDICO, C.E.I.E.P.A.A., VETERINARY MEDICINE SCHOOL